Exhibit 10.1

SYBASE, INC.
3.50% CONVERTIBLE SENIOR NOTES DUE 2029

INDENTURE
DATED AS OF AUGUST 4, 2009

U.S. BANK NATIONAL ASSOCIATION,
AS TRUSTEE

CROSS-REFERENCE TABLE*

TIA		INDENTURE
SECTION		SECTION

Section	310	11.1
	310(a)(1)	8.10
	(a)(2)	8.10
	(a)(3)	N.A.**
	(a)(4)	N.A.
	(a)(5)	8.10
	(b)	8.10
	(c)	N.A.
Section	311	11.1
	311(a)	8.11
	(b)	8.11
	(c)	N.A.
Section	312	11.1
	(a)	2.5
	(b)	11.3
	(c)	11.3
Section	313	11.1
	313(a)	8.6(a)
	(b)(1)	N.A.
	(b)(2)	8.6(a)
	(c)	8.6(a)
	(d)	N.A.
Section	314	11.1
	314(a)	5.2
	(b)	N.A.
	(c)(1)	11.4(a)
	(c)(2)	11.4(a)
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.4(b)
	(f)	N.A.
Section	315	11.1
Section	316	11.1
Section	317	11.1
Section	318(c)	11.1

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**	N.A. means Not Applicable.

          THIS INDENTURE dated as of August 4, 2009 is between Sybase, Inc., a corporation incorporated under the laws of the State of Delaware (the “Company”), and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States, as Trustee (the “Trustee”).
          In consideration of the purchase of the Securities (as defined herein) by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Company’s 3.50% Convertible Senior Notes Due 2029.
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
          SECTION 1.1. DEFINITIONS.
          “Additional Interest” means the additional interest that may be payable pursuant to Section 5.8 and Section 7.2(b); provided that neither Section 5.8 nor Section 7.2(b) shall preclude interest from accruing simultaneously under the other Section. All references herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable as of such date as provided in either Section 5.8 or Section 7.2(b).
          “Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Agent” means any Registrar, Paying Agent or Conversion Agent.
          “Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.
          “Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture; provided that, for purposes of Section 3.7(b)(3) hereof, such term shall mean the board of directors of the Company and not any committee thereof.
          “Business Day” means any weekday that is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close or be closed.
          “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

          “Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.
          “Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A that does not include the information or the schedule called for by footnotes 1 and 3 thereof.
          “close of business” means 5:00 p.m., local time, in the City of New York.
          “Closing Price” means the last reported sale price per share of Common Stock (or, if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the New York Stock Exchange or, if the Common Stock is not quoted on the New York Stock Exchange, as reported by the principal national or regional securities exchange or quotation system on which the Common Stock is listed. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “closing price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or similar organization. If the Common Stock is not so quoted, the “closing price” will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
          “Common Stock” means the common stock of the Company, $0.001 par value per share, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
          “Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.
          “Conversion Price” per share of Common Stock as of any day means the result obtained by dividing (i) $1,000 by (ii) the then applicable Conversion Rate.
          “Conversion Rate” means the rate at which the Securities are convertible, which rate shall be initially 20.8836 shares of Common Stock for each $1,000 principal amount of Securities, as adjusted from time to time pursuant to the provisions of this Indenture.
          “Conversion Reference Period” means:
          (i) if the Company has specified a Redemption Date, for Securities that are converted on or after the 25th Scheduled Trading Day prior to the redemption of the Securities, the 20 consecutive Trading Days beginning on the 22nd Scheduled Trading Day prior to the Redemption Date (in the case of a partial redemption, this clause (i) shall only apply to those Securities that are subject to redemption);
          (ii) for Securities that are converted on or after the 25th Scheduled Trading Day prior to the Final Maturity Date, the 20 consecutive Trading Days beginning on the 22nd Scheduled Trading Day prior to the Final Maturity Date; and
          (iii) in all other instances, the 20 consecutive Trading Days beginning on the third Trading Day following the Conversion Date.
          “Conversion Value” means, for each $1,000 principal amount of Securities converted, an amount equal to the product of (i) the Conversion Rate in effect on the Conversion Date and (ii) the average of the Closing Prices of the Company’s Common Stock for each of the 20 consecutive Trading Days of the Conversion Reference Period; provided that, after the consummation of a Fundamental Change in which the consideration is comprised entirely of cash and the Securities become convertible solely into cash, the amount in clause (ii) of this definition shall be the cash price per share received by holders of the Company’s Common Stock in such Fundamental Change; and provided further, that in the event of any conversion rate adjustment during the Conversion Reference Period, from and after the effective date of such adjustment, the Conversion Rate for purposes of clause (i) of this definition shall mean the Conversion Rate as so adjusted.
          “Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of this Indenture is located at 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071; Attention: Corporate Trust Services (Sybase, Inc. — 3.50% Convertible Senior Notes due 2029) or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.
          “Daily Share Amount” means, for each Trading Day of the Conversion Reference Period and for each $1,000 principal amount of Securities surrendered for conversion, a number of shares of Common Stock (but in no event less than zero) equal to (i) the difference between (a) the Closing Price on such Trading Day multiplied by the Conversion Rate in effect on the Conversion Date, appropriately adjusted to take into account the occurrence on such Trading Day of any event which would require an adjustment pursuant to Section 4.6, and (b) $1,000, divided by (ii) the Closing Price on such Trading Day multiplied by 20.
          “Default” means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
          “Final Maturity Date” means August 15, 2029.
          “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the

SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
          “Global Security” means a Security in global form that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1 and 3 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.
          “Holder” or “Securityholder” means the person in whose name a Security is registered on the Primary Registrar’s books.
          “Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.
          “Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P Morgan Securities Inc.
          “Interest Payment Date” means February 15 and August 15 of each year, commencing February 15, 2010.
          “Officer” means the Chairman or any Co-Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary, any Assistant Controller or any Assistant Secretary of the Company.
          “Officers’ Certificate” means a certificate signed by two Officers; provided, however, that for purposes of Sections 4.11 and 5.3, “Officers’ Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer.
          “opening of business” means 9:00 a.m., local time, in the City of New York.
          “Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or the Trustee.
          “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          “Principal” or “principal” of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.
          “Redemption Date” when used with respect to any Security to be redeemed, means the date fixed by the Company for such redemption pursuant to Section 3.
          “Regular Record Date” means, with respect to each Interest Payment Date, the February 1 or August 1, as the case may be, next preceding such Interest Payment Date.

          “Restricted Global Security” means a Global Security that is a Restricted Security.
          “Restricted Security” means a Security required to bear the restricted legend called for by footnote 2 in the form of Security set forth in Exhibit A of this Indenture.
          “Rule 144” means Rule 144 under the Securities Act or any successor to such Rule.
          “Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule.
          “SEC” means the Securities and Exchange Commission.
          “Securities” means the 3.50% Convertible Senior Notes due 2029 or any of them (each, a “Security”), as amended or supplemented from time to time, that are issued under this Indenture.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
          “Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.
          “Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act.
          “Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
          “TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except as provided in Section 10.3, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.
          “Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange (or, if the Common Stock is not traded on the New York Stock Exchange, on the principal other market on which the Common Stock is then traded), other than a day on which the material suspension of or limitation on trading is imposed that affects either the New York Stock Exchange (or, if applicable, such other market) in its entirety or only the shares of the Company’s Common Stock (by reason of movements in price exceeding limits permitted by the relevant market on which the shares are traded or otherwise) or on which the New York Stock Exchange (or, if applicable, such other market) cannot clear the transfer of the Company’s shares due to an event beyond the Company’s control.

          “Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations per Security obtained by the Trustee for $5,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers the Company selects, which may include either or both of the Initial Purchasers, provided that if at least two such bids cannot be reasonably obtained by the Trustee, but one such bid can be reasonably obtained by the Trustee, this one bid will be used. If the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Securities from a nationally recognized securities dealer or if in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price of the Securities will be deemed to be less than 98% of the then current Conversion Rate multiplied by the Closing Price of Common Stock on such determination date.
          “Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.
          “Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
          “Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
          SECTION 1.2. OTHER DEFINITIONS.

Term	Defined in Section
“Additional Common Stock”	4.1	(i)
“Agent Members”	2.1	(b)
“Bankruptcy Law”	7.1	(a)
“Cash Percentage”	4.14	(b)
“Clause A Distribution”	4.6	(a)(3)
“Clause B Distribution”	4.6	(a)(3)
“Clause C Distribution”	4.6	(a)(3)
“Company Fundamental Change Notice”	3.7	(d)
“Company Order”	2.2	(e)
“Company Put Right Notice”	3.11	(b)
“Conversion Agent”	2.3	(a)
“Conversion Date”	4.2	(a)
“Conversion Settlement Period”	4.2	(a)
“Current Market Price”	4.6	(a)(8)
“Custodian”	7.1	(a)
“DTC”	2.1	(a)
“Depositary”	2.1	(a)
“Distribution Notice”	4.1	(b)
“Effective Date”	4.1	(i)
“Event of Default”	7.1	(a)
“Ex-Dividend Date”	4.6	(c)
“Fundamental Change”	3.7	(b)

Term	Defined in Section
“Fundamental Change Purchase Date”	3.7
“Fundamental Change Purchase Notice”	3.7	(e)
“Fundamental Change Purchase Price”	3.7
“Legal Holiday”	11.7
“Legend”	2.12	(a)
“Merger Notice”	4.1	(c)
“Non-Stock Fundamental Change”	4.1	(i)
“Non-Stock Fundamental Change Notice”	4.1	(i)
“Notice of Default”	7.1	(b)
“Paying Agent”	2.3	(a)
“Primary Registrar”	2.3	(a)
“Purchase Agreement”	2.1
“Put Right Purchase Date”	3.11	(a)
“Put Right Purchase Notice”	3.11	(e)
“Put Right Purchase Price”	3.11	(a)
“QIB”	2.1	(a)
“Redemption Price”	3.1	(a)
“Reference Property”	4.11	(a)
“Registrar”	2.3	(a)
“Remaining Shares”	4.14	(a)
“Restricted Transfer Default”	5.8	(b)
“Restricted Transfer Triggering Date”	5.8	(b)
“Rights”	4.15
“Rights Plan”	4.15
“Spin-Off”	4.6	(a)(3)
“Stock Price”	4.1	(i)
“Trigger Event”	4.6	(a)(3)
“Valuation Period”	4.6	(a)(3)
          SECTION 1.3. TRUST INDENTURE ACT PROVISIONS.
          Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. This Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:
          “indenture securities” means the Securities;
          “indenture security holder” means a Securityholder;
          “indenture to be qualified” means this Indenture;
          “indenture trustee” or “institutional trustee” means the Trustee; and

          “obligor” on the indenture securities means the Company or any other obligor on the Securities.
          All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.
          SECTION 1.4. RULES OF CONSTRUCTION.
          (a) Unless the context otherwise requires:
          (1) a term has the meaning assigned to it;
          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
          (3) words in the singular include the plural, and words in the plural include the singular;
          (4) provisions apply to successive events and transactions;
          (5) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;
          (6) the masculine gender includes the feminine and the neuter;
          (7) references to agreements and other instruments include subsequent amendments thereto; and
          (8) all “Article”, “Exhibit” and “Section” references are to Articles, Exhibits and Sections, respectively, of or to this Indenture unless otherwise specified herein, and the terms “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
ARTICLE 2
THE SECURITIES
          SECTION 2.1. FORM AND DATING.
          The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange or automated quotation system rule or regulation or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company pursuant to a Purchase Agreement dated July 29, 2009 (the “Purchase Agreement”) between the Company and the Initial Purchasers, in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

          (a) Restricted Global Securities. All of the Securities are initially being offered and sold by the Company to the Initial Purchasers for resale to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually, each a “QIB”) in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”, and such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participants in the Depositary duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.
          (b) Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect replacements, exchanges, purchases, redemptions, or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.
          Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
          (c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Subsection 2.1(c), authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary or its nominee, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (3) shall bear legends substantially to the following effect:
“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”
          SECTION 2.2. EXECUTION AND AUTHENTICATION.
          (a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $400,000,000 except as provided in Sections 2.6 and 2.7.
          (b) Two Officers shall sign the Securities for the Company by manual or facsimile signature, one of whom shall be the Secretary or an Assistant Secretary of the Company. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security that has been authenticated and delivered by the Trustee.
          (c) If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
          (d) A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
          (e) The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $400,000,000 upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated.
          (f) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.
          (g) The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any multiple thereof.
     SECTION 2.3. REGISTRAR, PAYING AGENT AND CONVERSION AGENT.
          (a) The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.
          (b) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 5.1 and Article 9), Conversion Agent and Registrar.
          (c) The Company hereby initially designates the Trustee as Paying Agent, Registrar, Securities Custodian and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of U.S. Bank Trust National Association, an Affiliate of the Trustee, in the Borough of Manhattan, The City of New York, one such office or agency of the Company for each of the aforesaid purposes.
     SECTION 2.4. PAYING AGENT TO HOLD MONEY IN TRUST.
     Prior to 11:00 a.m., New York City time, on each due date of the principal of, or interest on, any Securities, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal or interest so becoming due. Subject to Section 9.2, a Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any failure by the Company (or any other obligor on the Securities) to make any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each due date of the principal of, or interest on, any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the

Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.
          SECTION 2.5. SECURITYHOLDER LISTS.
          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each semiannual Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.
          SECTION 2.6. TRANSFER AND EXCHANGE.
          (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.10, 2.12(a), 3.6, 3.12, 4.2(e) or 10.5.
          (b) Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (1) any Securities for a period of 15 days next preceding mailing of a notice of Securities to be redeemed, (2) any Securities or portions thereof selected or called for redemption (except in the case of redemption of a Security in part, the portion thereof not to be redeemed) or (3) any Securities or portions thereof in respect of which a Fundamental Change Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).
          (c) All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.
          (d) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

          (e) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.
          (f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
          SECTION 2.7. REPLACEMENT SECURITIES.
          (a) If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.
          (b) In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased or redeemed by the Company pursuant to Article 3, or converted pursuant to Article 4, the Company in its discretion may, instead of issuing a new Security, pay, redeem, purchase or convert such Security, as the case may be.
          (c) Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.
          (d) Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
          (e) The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          SECTION 2.8. OUTSTANDING SECURITIES.
          (a) Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those redeemed or purchased pursuant to Article 3, those converted pursuant to Article 4, those delivered to the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.8 as not outstanding.
          (b) If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.
          (c) If a Paying Agent (other than the Company or an Affiliate of the Company) holds in respect of the outstanding Securities on a Redemption Date, a Fundamental Change Purchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and accrued interest on Securities (or portions thereof) payable on that date, then on and after such Redemption Date, Fundamental Change Purchase Date, or the Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and interest on them shall cease to accrue; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision thereof satisfactory to the Trustee has been made.
          (d) Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.
          SECTION 2.9. TREASURY SECURITIES.
          In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.
          SECTION 2.10. TEMPORARY SECURITIES.
          Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

          SECTION 2.11. CANCELLATION.
          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, redemption, purchase, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, purchase, payment, conversion or cancellation and shall dispose of the cancelled Securities in accordance with its customary procedures or deliver the canceled Securities to the Company. All Securities which are redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 4.
          SECTION 2.12. LEGEND; ADDITIONAL TRANSFER AND EXCHANGE REQUIREMENTS.
          (a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends called for by footnote 2 set forth on the forms of Securities attached hereto as Exhibit A (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such Securities are not “restricted” within the meaning of Rule 144; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (1) provision of such satisfactory evidence if requested, or (2) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.
          (b) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.
          (c) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend other than a Restricted Global Security. Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.
          (d) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(d). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12, be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the resale of the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.
As used in the preceding Subsections 2.12(c) and (d), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.
          (e) The provisions below shall apply only to Global Securities:
                    (1) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (B) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (C) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to subclauses (A) or (B) immediately above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to subclause (C) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.
                    (2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.
               (3) Subject to the provisions of clause (5) of this Subsection 2.12(e), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
               (4) In the event of the occurrence of any of the events specified in clause (1) of this Subsection 2.12(e) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.
               (5) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.
          SECTION 2.13. CUSIP NUMBERS.
          The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption or purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.
ARTICLE 3
REDEMPTION AND PURCHASE
          SECTION 3.1. TO REDEEM; NOTICE TO TRUSTEE.
          (a) Prior to August 20, 2014, the Securities shall not be redeemable. The Company may, at its option, redeem the Securities at any time on or after August 20, 2014 in whole, or from time to time in part (which must be equal to $1,000 or any multiple thereof), at a Redemption Price in cash equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date (the “Redemption Price”); provided that if the Redemption Date falls after a Regular Record Date and on or before an Interest Payment Date, then the interest will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date and the term Redemption Price shall not include such interest. Securities or portions of the Securities called for redemption shall be convertible by the Holder in accordance with the provisions of Article 4 until the close of business on the Business Day prior to the Redemption Date.
          (b) If the Company elects to redeem Securities pursuant to this Section 3.1, it shall notify the Trustee at least 35 days prior to the Redemption Date as fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) of the Redemption Date and the principal amount of Securities to be redeemed. If fewer than all of the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than five days after the date of notice to the Trustee.
          SECTION 3.2. SELECTION OF SECURITIES TO BE REDEEMED.
          (a) If less than all of the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall, at least 30 days but not more than 60 days prior to the Redemption Date, select the Securities to be redeemed. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption by lot, or in its discretion, on a pro rata basis. Securities in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.
          (b) If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption. Securities which have been converted subsequent to the Trustee commencing selection of Securities to be redeemed but prior to redemption of such Securities shall be treated by the Trustee as outstanding for the purpose of such selection.
          SECTION 3.3. NOTICE OF REDEMPTION.
          (a) At least 30 days but not more than 60 days before a Redemption Date, the Company shall give notice of redemption in accordance with Section 11.2 to each Holder of Securities to be redeemed at such Holder’s address as it appears on the Registrar’s books.
          (b) The notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:
                    (1) the Redemption Date;
                    (2) the Redemption Price;
                    (3) the then effective Conversion Price and Conversion Rate;
                    (4) the name and address of each Paying Agent and Conversion Agent;

                    (5) that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;
                    (6) that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the Business Day immediately preceding the Redemption Date and must satisfy the other requirements set forth in paragraph 9 of the Securities and Article 4 hereof;
                    (7) that, unless the Company defaults in making the payment of the Redemption Price, interest on Securities called for redemption shall cease to accrue on and after the Redemption Date and the only remaining right of the Holder shall be to receive payment of the Redemption Price plus any accrued and unpaid interest payable to such Holder upon presentation and surrender to a Paying Agent of the Securities; and
                    (8) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued.
          (c) If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company’s request, which request shall (1) be irrevocable once given and (2) set forth all relevant information required by clauses (1) through (8) of Subsection 3.3(b), the Trustee shall give such notice of redemption to each Holder on behalf of the Company and at the Company’s expense; provided, however, that, in all cases, the text of such notice of redemption shall be prepared by the Company.
          SECTION 3.4. EFFECT OF NOTICE OF REDEMPTION.
          Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Securities that are converted in accordance with the provisions of Article 4. On or after the Redemption Date and upon presentation and surrender to a Paying Agent, Securities called for redemption shall be paid at the Redemption Price.
          SECTION 3.5. DEPOSIT OF REDEMPTION PRICE.
          Prior to 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Redemption Date) sufficient to pay the Redemption Price of all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of the conversion of Securities pursuant to Article 4 or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.

          SECTION 3.6. SECURITIES REDEEMED IN PART.
          Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.
          SECTION 3.7. PURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON FUNDAMENTAL CHANGE.
          If at any time the Securities remain outstanding there shall have occurred a Fundamental Change, all or any portion of the Securities of any Holder equal to $1,000 or a multiple of $1,000, shall be purchased by the Company, at the option of such Holder, at a purchase price in cash equal to 100% of the principal amount of the Securities to be purchased, together with interest accrued and unpaid to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), on the date (the “Fundamental Change Purchase Date”) that is specified by the Company and is not less than 20 or more than 35 calendar days following the date of the Company Fundamental Change Notice; provided, however, if the Fundamental Change Purchase Date is an Interest Payment Date, then interest on the Securities shall be payable to the Holders in whose name the Securities are registered at the close of business on such Regular Record Date and the term Fundamental Change Purchase Price shall not include such interest.
          (a) Whenever in this Indenture (including Sections 2.1, 7.1 and 7.7 hereof) or in the form of Securities there is a reference, in any context, to the principal of any Securities as of any time, such reference shall be deemed to include reference to the Fundamental Change Purchase Price payable in respect to such Securities to the extent that such Fundamental Change Purchase Price is, was or would be so payable at such time, and express mention of the Fundamental Change Purchase Price in any provision of this Indenture shall not be construed as excluding the Fundamental Change Purchase Price in those provisions of this Indenture when such express mention is not made.
          (b) A “Fundamental Change” of the Company, or any successor entity that is subject to the terms of this Indenture, shall be deemed to have occurred at such time after the original issuance of Securities as any of the following events shall occur:
                    (1) the acquisition by any person of beneficial ownership, directly or indirectly, through a purchase, merger (except a merger or consolidation described in subclause (2) of this Subsection) or other acquisition transaction or series of transactions, of shares of the Capital Stock of the Company entitling that person to exercise 50% or more of the total voting power of all shares of such Capital Stock entitled to vote generally in elections of directors, other than any acquisition by the Company, any of its Subsidiaries or any employee benefit plans of the Company;
                    (2) any merger or consolidation of the Company with or into any other person, any merger of another person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s properties and assets to another person (other than to one or more wholly-owned Subsidiaries of the Company), except:

               (A) any transaction pursuant to which holders of the Capital Stock of the Company immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Capital Stock of the Company entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction in substantially the same proportion as such ownership immediately prior to such transaction; or
               (B) any merger solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity;
                    (3) during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Board of Directors (together with any new directors whose election to the Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election were previously so approved) cease to constitute a majority of the Board of Directors then in office;
                    (4) a resolution is passed by the Company’s stockholders approving a plan of liquidation or dissolution of the Company; or
                    (5) the Common Stock of the Company (or other Capital Stock into which the Securities are convertible pursuant to Section 4.1 hereof) ceases to be listed on a national securities exchange located in the United States.
          Beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
          (c) Notwithstanding anything to the contrary set forth in this Section 3.7, a Fundamental Change will be deemed not to have occurred if, in the case of a merger or consolidation, more than 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger or consolidation otherwise constituting a Fundamental Change consists of shares of common stock, depositary receipts, ordinary shares or other certificates representing common equity interests traded on a U.S. national securities exchange, or will be so traded or quoted immediately following such merger or consolidation, and as a result of such merger or consolidation the Securities become convertible in accordance with Section 4.11 hereof into cash in an amount equal to the lesser of $1,000 and the Conversion Value and, if the Conversion Value is greater than $1,000, payment of the excess value in the form of cash or such common stock, depositary receipts, ordinary shares or other certificates representing common equity interests.
          (d) On or before the 20th day after the occurrence of a Fundamental Change, the Company, or, at the written request and expense of the Company, the Trustee, shall give written notice of the Fundamental Change (the “Company Fundamental Change Notice”) to the Trustee (if the Trustee does not mail such notice), the Paying Agent and to each Holder (and to beneficial owners as required by applicable law) in accordance with Section 11.2. The Company Fundamental Change Notice shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state:

               (1) the date of such Fundamental Change and, briefly, the events causing such Fundamental Change;
               (2) the date by which the Fundamental Change Purchase Notice pursuant to this Section 3.7 must be given;
               (3) the Fundamental Change Purchase Date;
               (4) the Fundamental Change Purchase Price;
               (5) the Holder’s right to require the Company to purchase the Security and the last date on which a Holder may exercise such right;
               (6) briefly, the conversion rights of the Securities;
               (7) the name and address of each Paying Agent and Conversion Agent and that the Securities must be surrendered to the Paying Agent to collect payment;
               (8) the then effective Conversion Price and Conversion Rate and any adjustments to the Conversion Rate ;
               (9) the procedures that the Holder must follow to exercise conversion rights under Article 4 and that Securities as to which a Fundamental Change Purchase Notice has been given may be converted pursuant to Article 4 of this Indenture only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;
               (10) the procedures that the Holder must follow to exercise rights under this Section 3.7;
               (11) the procedures for withdrawing a Fundamental Change Purchase Notice, including a form of notice of withdrawal; and
               (12) whether such notice constitutes a Non-Stock Fundamental Change in accordance with Section 4.1(i).
If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the purchase of Global Securities.
Contemporaneously with providing such Fundamental Change Purchase Notice, the Company shall publish a notice containing the information therein in a newspaper of general circulation in New York City, New York, or publish such information on the Company’s website or through such other public medium as the Company may use at that time.
          (e) A Holder may exercise its rights specified in this Section 3.7 upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) together with the Securities with respect to which such rights are being exercised to any Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date.
                    (1) The delivery of such Security to any Paying Agent prior to, on or prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor.
                    (2) The Company shall only be obliged to purchase pursuant to this Section 3.7, a portion of a Security if the principal amount of such portion is $1,000 or a multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.
                    (3) Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Purchase Notice contemplated by this Subsection 3.7(e) shall have the right to withdraw such Fundamental Change Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in a multiple thereof at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.8.
                    (4) A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.
                    (5) Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.
          SECTION 3.8. EFFECT OF FUNDAMENTAL CHANGE PURCHASE NOTICE.
          (a) Upon receipt by any Paying Agent of a properly completed Fundamental Change Purchase Notice and Securities from a Holder in accordance with Section 3.7(e), the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security. Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (1) the Fundamental Change Purchase Date with respect to such Security (provided that the conditions in Subsection 3.7(e) have been satisfied) and (2) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Subsection 3.7(e). Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 4 on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn in accordance with Subsection 3.8 (b) with respect to the Securities to be converted.

          (b) A Fundamental Change Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or a multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted, the certificate number (if in certificated form) of the Securities so withdrawn and the principal amount of Securities (if any) that remain subject to the Fundamental Change Purchase Notice. In the case of Global Securities, any withdrawal notice must comply with the Applicable Procedures in effect from time to time.
          SECTION 3.9. DEPOSIT OF FUNDAMENTAL CHANGE PURCHASE PRICE
          (a) On or before 11:00 a.m. New York City time on the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Fundamental Change Purchase Date) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased on such Fundamental Change Purchase Date. The manner in which the deposit required by this Section 3.9 is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Fundamental Change Purchase Date.
          (b) If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Purchase Price of any Security for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Fundamental Change Purchase Date, such Security will cease to be outstanding, interest will cease to accrue and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price as aforesaid). The Company shall publicly announce the principal amount of Securities repurchased on or as soon as practicable after the Fundamental Change Purchase Date.
          SECTION 3.10. REPAYMENT TO THE COMPANY.
          To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.9 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.
          SECTION 3.11. PURCHASE OF SECURITIES AT OPTION OF THE HOLDER ON SPECIFIED DATES
          (a) Securities shall be purchased in cash in whole or in part (which must be equal to $1,000 or any multiple thereof) by the Company, at the option of Holders, in accordance with the provisions of this Section 3.11 and paragraph 8 of the Securities promptly after August 15, 2014, August 15, 2019 and August 15, 2024 (each, a “Put Right Purchase Date”), at a purchase price per Security in cash equal to

100% of the aggregate principal amount of the Security, together with any accrued and unpaid interest if any up to but not including the applicable Put Right Purchase Date (the “Put Right Purchase Price”).
          (b) The Company shall give written notice of the applicable Put Right Purchase Date in accordance with Section 11.2 to the Trustee and to each Holder (at its address shown in the register of the Registrar) not less than 20 Business Days prior to each Put Right Purchase Date (the “Company Put Right Notice”). Each Company Put Right Notice shall include a form of Put Right Purchase Notice to be completed by a Holder and shall state:
               (1) the Put Right Purchase Price, the Put Right Purchase Date and the Conversion Price and Conversion Rate then in effect;
               (2) the name and address of the Paying Agent and the Conversion Agent;
               (3) that Securities as to which a Put Right Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article 4 hereof and paragraph 9 of the Securities only to the extent that the Put Right Purchase Notice has been withdrawn in accordance with the terms of this Indenture;
               (4) that Securities must be surrendered to the Paying Agent to collect payment;
               (5) that the Put Right Purchase Price for any Security as to which a Put Right Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Put Right Purchase Date and the time of surrender of such Security as described in subclause (4) above;
               (6) the procedures the Holder must follow to exercise rights under this Section and a brief description of those rights;
               (7) briefly, the conversion rights of the Securities;
               (8) the procedures for withdrawing a Put Right Purchase Notice as set forth in Subsection 3.11(g);
               (9) that, unless the Company fails to pay such Put Right Purchase Price on Securities for which a Put Right Purchase Notice has been submitted, such Securities shall no longer be outstanding and interest on such Securities will cease to accrue on and after the Put Right Purchase Date; and
               (10) the CUSIP number of the Securities.
          (c) If any of the Securities are to be redeemed in the form of a Global Security, the Company shall modify such Company Put Right Notice to the extent necessary to accord with the procedures of the Depositary applicable to repurchases.
          (d) At the Company’s request, the Trustee shall give such Company Put Right Notice on behalf of the Company and at the Company’s expense; provided, however, that, in all cases, the text of such Company Put Right Notice shall be prepared by the Company.

          (e) To exercise its rights pursuant to this Section 3.11, the Holder shall deliver to the Paying Agent a written notice of purchase in the form set forth in Exhibit A attached hereto (a “Put Right Purchase Notice”) at any time from the opening of business on the date that is 20 Business Days prior to the applicable Put Right Purchase Date until the close of business on the Put Right Purchase Date stating:
          (1) if certificated Securities have been issued, the certificate number of the Security which the Holder will deliver to be purchased (or if the Securities are not certificated, the Put Right Purchase Notice must comply with the procedures of the Depositary applicable to purchases),
          (2) the portion (which may be 100%) of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be in a principal amount of $1,000 or a multiple thereof, and
          (3) that such Security shall be purchased as of the applicable Put Right Purchase Date pursuant to the terms and conditions in this Section 3.11.
          (f) The Company shall purchase all Securities with respect to which a Put Right Purchase Notice is given and not withdrawn, upon the later of the applicable Put Right Purchase Date and delivery of such Securities to the Paying Agent (together with all necessary endorsements) at the offices of the Paying Agent (if the Securities are not certificated, such delivery must comply with the procedures of the Depositary applicable to purchases). Delivery of such Security shall be a condition to receipt by the Holder of the Put Right Purchase Price therefor. The Put Right Purchase Price shall be paid pursuant to this Section 3.11 only if the Security delivered to the Paying Agent conforms in all respects to the description thereof in the related Put Right Purchase Notice, as determined by the Company.
          (g) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Put Right Purchase Notice contemplated by this Section 3.11 shall have the right to withdraw such Put Right Purchase Notice at any time prior to the close of business on the Put Right Purchase Date by delivery of a written notice of withdrawal to the Paying Agent specifying:
               (1) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted (or, if the Securities are not certificated, the withdrawal notice must comply with the procedures of the Depositary applicable to withdrawals),
               (2) the aggregate principal amount of the Security (which must be equal to $1,000 or a multiple thereof) with respect to which such notice of withdrawal is being submitted, and
               (3) the aggregate principal amount, if any, of such Security which remains subject to the original Put Right Purchase Notice and which has been or will be delivered for purchase by the Company.
          (h) The Paying Agent shall promptly notify the Company of the receipt by it of any Put Right Purchase Notice or written notice of withdrawal thereof.
          (i) On or before 11:00a.m. (local time in the City of New York) on the Business Day following the Put Right Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of money (in immediately available funds if deposited on or after such Put Right Purchase Date) sufficient to pay the aggregate Put Right Purchase Price of all the Securities or portions thereof which are to be purchased as of the Put Right Purchase Date. The manner in which the deposit required by this Section 3.11(i) is made by the Company shall be at the option of the Company; provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds by the close of business on the Business Day after the Put Right Purchase Date.
               (1) If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Put Right Purchase Price of any Security for which a Put Right Purchase Notice has been tendered and not withdrawn on the Put Right Purchase Date, then, on the close of business on the Business Day after the Put Right Purchase Date, such Security will cease to be outstanding, and interest shall cease to accrue on such Security whether or not the Security is delivered to the Paying Agent, and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Put Right Purchase Price as aforesaid).
               (2) The Put Right Purchase Price shall be paid to such Holder with respect to Securities for which a Put Right Purchase Notice has been tendered and not withdrawn, subject to receipt of funds by the Paying Agent, promptly following the later of (A) the Business Day after the Put Right Purchase Date with respect to such Security (provided that the conditions in Subsection 3.11(f) have been satisfied) and (B) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.11(f). Securities in respect of which a Put Right Purchase Notice has been given by the Holder thereof, if convertible pursuant to Article 4 hereof, may not be converted on or after the date of the delivery of such Put Right Purchase Notice, unless such Put Right Purchase Notice has first been validly withdrawn as specified in Subsection 3.11(g).
               (3) To the extent that the aggregate amount of cash deposited by the Company pursuant to this Subsection 3.11(i) exceeds the aggregate Put Right Purchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Put Right Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.
          (j) The Company shall only be obligated to purchase, pursuant to this Section 3.11, a portion of a Security if the principal amount of such portion is $1,000 or a multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.
          (k) Upon receipt by the Paying Agent of the Put Right Purchase Notice specified in subsection 3.11(f), the Holder of the Security in respect of which such Put Right Purchase Notice was given shall (unless such Put Right Purchase Notice is withdrawn as specified herein) thereafter be entitled to receive solely the Put Right Purchase Price with respect to such Security.
          SECTION 3.12. SECURITIES PURCHASED IN PART.
          Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Purchase Date or the Put Right Purchase Date, as the case may be, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.
          SECTION 3.13. COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF SECURITIES
          In connection with any offer to purchase of Securities under Section 3.7 or Section 3.11, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.7 through 3.11 to be exercised in the time and in the manner specified therein.
          SECTION 3.14. PURCHASE OF SECURITIES
          The Company (a) shall, on or prior to the date that is two years from the latest issuance of any Securities in accordance with Section 2.11 surrender any Security purchased by the Company pursuant to this Article 3 to the Trustee for cancellation, and (b) after such date, may (to the extent permitted by applicable law) reissue or sell such Security or surrender such Security to the Trustee for cancellation as aforesaid. Any Securities surrendered to the Trustee for cancellation may not be reissued or resold by the Company and will be canceled promptly in accordance with Section 2.11.
ARTICLE 4
CONVERSION
          SECTION 4.1. CONVERSION PRIVILEGE AND CONVERSION RATE.
          (a) Subject to and upon compliance with the provisions of this Article and the Securities, at the option of the Holder thereof, any Security or portion thereof that is a multiple of $1,000 principal amount may be converted on or prior to the close of business on the Final Maturity Date, unless previously redeemed by the Company or purchased by the Company at the Holders’ option, at the Conversion Rate in effect at the time of conversion and subject to the adjustments described below, into the kind and amount of consideration determined in accordance with Section 4.14 hereof only under the following circumstances:
          (1) on any date during any fiscal quarter commencing after September 30, 2009 (and only during such fiscal quarter) if the Closing Price per share of the Common Stock was more than 130% of the then current Conversion Price for at least 20 Trading Days in the period of the 30 consecutive Trading Days ending on the last Trading Day of the previous fiscal quarter;

          (2) with respect to Securities called for redemption by the Company pursuant to Section 3.1, until the close of business on the Business Day prior to the Redemption Date;
          (3) if the Company distributes to all or substantially all holders of Common Stock rights, options or warrants (other than pursuant to a stockholder rights plan) entitling them to purchase Common Stock at less than the Closing Price per share of the Common Stock on the day preceding the declaration for such distribution;
          (4) if the Company distributes to all or substantially all holders of Common Stock cash, assets, debt securities or capital stock (other than pursuant to a stockholder rights plan, share split of Common Stock or a dividend or distribution on its Common Stock in shares of Common Stock), which distribution has a per share value as determined by the Board of Directors exceeding 10% of the Closing Price per share of the Common Stock on the day preceding the declaration for such distribution;
          (5) (i) if the Company becomes a party to a consolidation, merger or binding share exchange pursuant to which all or substantially all of the Company’s Common Stock would be converted to cash, securities or other property, (i) if a Fundamental Change occurs, or (iii) if an event occurs that would have been a Fundamental Change but for the existence of the Fundamental Change exception set forth in the proviso to Section 3.7(c) hereof, other than in the case of (i) or (iii) an event described in clauses (A) or (B) of Section 3.7(b)(2);
          (6) during the five consecutive Business Day period after any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures described below in Section 4.1(d)(ii), for each Trading Day of such five Trading Day period was less than 98% of the product of the average of the Closing Prices of the Common Stock for such five Trading Day period and the then current Conversion Rate; or
          (7) On or after February 15, 2029, until the close of the business on the Business Day immediately preceding the Final Maturity Date.
          (b) In the case of a distribution contemplated by clauses (3) and (4) of Section 4.1(a), the Company shall notify Holders at least 20 days prior to the ex-dividend date (the first date on which the Common Stock trades, regular way, on the relevant market from which the Closing Price was obtained without the right to receive such right, warrant, dividend or distribution) for such distribution (the “Distribution Notice”). Once the Company has given the Distribution Notice, Holders may surrender their Securities for conversion at any time until the earlier of (i) the close of business on the Business Day next preceding the ex-dividend date and (ii) the Company’s announcement that such distribution will not take place. In the event of a distribution contemplated by clauses (3) and (4) of Section 4.1(a), Holders may not convert the Securities if the Holders may otherwise participate in such distribution without converting their Securities. The Company will provide written notice to the Conversion Agent as soon as reasonably practicable of any anticipated or actual event or transaction that will cause or causes the Securities to become convertible pursuant to clauses (3) or (4) of Section 4.1(a).
          (c) In the case of a transaction contemplated by clause (5) of Section 4.1(a) the Company will notify Holders (i) at least 25 days prior to the anticipated effective date of such transaction if such anticipated effective date is known to the Company or (ii) if such anticipated effective date is not known to the Company prior to such 25th day, then within five Trading Days after the Company becomes aware of such transaction (the “Merger Notice”). Holders may surrender Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction or after delivery of the Merger Notice in accordance with clause (ii) of the preceding sentence if such delivery occurs after such 15th day; provided, however, that Holders’ rights to convert Securities shall terminate upon notice by the Company to the Holders that such contemplated transaction will not occur.
          (d) (i) For each fiscal quarter of the Company commencing after September 30, 2009, the Conversion Agent, on behalf of the Company, will determine, on the first Business Day following the last Trading Day of the prior fiscal quarter, whether the Securities are convertible pursuant to clause (1) of Section 4.1(a), and, if so, will notify the Trustee and the Company in writing.
          (ii) The Trustee shall have no obligation to determine the Trading Price of the Securities and whether the Securities are convertible pursuant to clause (7) of Section 4.1(a) unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder of the Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities is reasonably likely to be less than 98% of the product of the Closing Price of our Common Stock and the Conversion Rate then in effect per $1,000 principal amount of Securities. At such time, the Company shall instruct the Trustee to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day for 10 consecutive Trading Days to determine whether the Trading Prices for the Securities for each Trading Day in any five consecutive Trading Day period within such 10 Trading Day period is less than 98% of the product of (A) the average of the Closing Prices of the Common Stock for such five Trading Day period and (B) the then current Conversion Rate, and to notify the Company accordingly.
          (e) The conversion rights pursuant to this Article 4 shall commence on the initial issuance date of the Securities and expire at the close of business on the Business Day immediately preceding the Final Maturity Date, but shall be exercisable only upon the occurrence and during the time periods specified with respect to each circumstance pursuant to which the Securities become convertible pursuant to Section 4.1(a), subject, in the case of conversion of any Global Security, to any Applicable Procedures. If a Security is called for redemption or submitted or presented for purchase pursuant to Article 3, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date, Put Right Purchase Date or Fundamental Change Purchase Date, as the case may be, for such Security (unless the Company shall fail to make the Redemption Price, Put Right Purchase Price, or Fundamental Change Purchase Price payment when due in accordance with Article 3, in which case the conversion right shall terminate at the close of business on the date such failure is cured and such Security is redeemed or purchased, as the case may be). Securities in respect of which a Fundamental Change Purchase Notice or a Put Right Purchase Notice, as the case may be, has been delivered may not be surrendered for conversion pursuant to this Article 4 prior to a valid withdrawal of such Fundamental Change Purchase Notice or Put Right Purchase Notice, as the case may be, in accordance with the provisions of Article 3.
          (f) Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

          (g) A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock, and only to the extent such Securities are converted into Common Stock pursuant to this Article 4.
          (h) [Reserved]
          (i) Subject to Section 4.11, if a Holder elects to convert a Security in connection with a Fundamental Change referred to in Section 3.7 (without regards to Section 3.7(b)(2)(A)), other than Section 3.7(b)(3), pursuant to which 10% or more of the consideration for the Common Stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such transaction consists of cash or securities (or other property) that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange (a “Non-Stock Fundamental Change”) that occurs on or prior to August 20, 2014, the Company will increase the Conversion Rate by an amount expressed as a number of shares of Common Stock (the “Additional Common Stock”) determined by reference to the table below, based on the date on which the Non-Stock Fundamental Change becomes effective or the date on which the Common Stock ceases to be traded on a U.S. National securities exchange (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed paid) per share for the Common Stock in the Non-Stock Fundamental Change. If Holders of Common Stock receive only cash in the Non-Stock Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be the average of the Closing Prices of the Common Stock on the five Trading Days prior to but not including the Effective Date of such Non-Stock Fundamental Change.
          The Company shall give notice (the “Non-Stock Fundamental Change Notice”) to all Holders of such Non-Stock Fundamental Change as part of the Company Fundamental Change Notice in accordance with Section 3.7(d). A conversion of Securities will be deemed for these purposes to be “in connection with” such Fundamental Change if the notice of conversion of the Securities is received by the Conversion Agent from, and including, the effective date of the Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of an event that would have been a Fundamental Change but for Section 3.7(b)(2)(A), the 35th calendar day immediately following the effective date of such Non-Stock Fundamental Change.
          The Stock Prices and number of shares of Additional Common Stock set forth in the table below will be adjusted as of any date on which the Conversion Rate is adjusted. On such date, the Stock Prices shall be adjusted by multiplying:
          (1) the Stock Prices applicable immediately prior to such adjustment, by
          (2) a fraction, of which
     (A) the numerator shall be the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment, and
     (B) the denominator shall be the Conversion Rate as so adjusted.

          The number of shares of Additional Common Stock shall be correspondingly adjusted in the same manner as the adjustments to the Conversion Rate described in Section 4.6.
          The following table sets forth the increase in the Conversion Rate, expressed as the number of shares of Additional Common Stock per $1,000 principal amount of Securities converted:

Stock Price
Effective Date	$35.47	$37.50	$40.00	$45.00	$50.00	$55.00	$60.00	$70.00	$80.00	$90.00	$100.00	$125.00	$150.00
August 4, 2009	7.3092	6.5498	5.7678	4.5840	3.7507	3.1459	2.6946	2.0784	1.6840	1.4112	1.1786	0.8638	0.6636
August 15, 2010	7.3092	6.4711	5.6172	4.3414	3.4624	2.8418	2.3906	1.8002	1.4396	1.1993	1.0448	0.7775	0.6110
August 15, 2011	7.3092	6.3646	5.4148	4.0166	3.0826	2.4441	1.9991	1.4491	1.1369	0.9387	0.7969	0.5891	0.4607
August 15, 2012	7.3092	6.2161	5.1356	3.5722	2.5664	1.9160	1.4910	1.0138	0.7749	0.6438	0.5564	0.4177	0.3304

August 15, 2013	7.3092	5.7801	4.5271	2.7629	1.7136	1.1153	0.7816	0.4854	0.3793	0.3226	0.2833	0.2159	0.1714
August 20, 2014	7.3092	5.7831	4.1164	1.3386	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
          The exact Stock Price and Effective Dates may not be set forth on the table; in which case, if the Stock Price is:
1.	between two Stock Prices on the table or the Effective Dates is between two dates on the table, the number of shares of Additional Common Stock will be determined by straight-line interpolation between the number of shares of Additional Common Stock set forth for the higher and lower Stock Prices and the two Effective Dates, as applicable, based on a 360-day year.

2.	in excess of $150.00 per share (subject to adjustment), no increase in the Conversion Rate will be made;

3.	less than $35.47 per share (subject to adjustment), no increase in the Conversion Rate will be made.
          Notwithstanding the foregoing, in no event will (i) the Conversion Rate exceed 28.1928 shares per $1,000 principal amount of Securities subject to proportional adjustments in the same manner as the Conversion Rate as set forth in clauses (1) through (3) of Section 4.6(a) or (ii) the number of shares of Common Stock issuable upon conversion of the Securities exceed 19.99% of the Company’s shares of Common Stock outstanding as of July 28, 2009, in each case, subject to proportional adjustments in the same manner as the Conversion Rate as set forth in clauses (1) through (3) of Section 4.6(a).
          Upon surrender of Securities for conversion in connection with a Non-Stock Fundamental Change, the Company will deliver shares of Common Stock calculated based on the Conversion Rate as adjusted by the shares of Additional Common Stock; provided however, that in connection with a Fundamental Change in which the holders of the Company’s Common Stock receive only cash consideration for their shares of Common Stock (in a single per-share amount, other than with respect to appraisal and similar rights), the Company will settle conversions by delivering, on the 10th Business Day after the Conversion Date, for each $1,000 principal amount of Securities, an amount of cash equal to (i) the Conversion Rate, increased by the shares of Additional Common Stock, if any, calculated as set forth in this Section 3.7(i), multiplied by (ii) the per-share amount of cash consideration paid in such Fundamental Change.
          SECTION 4.2. CONVERSION PROCEDURE.
          (a) To convert a Security, a Holder must (1) complete and manually sign the conversion notice on the back of the Security and deliver such notice to a Conversion Agent, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (4) pay any transfer or similar tax or interest, if required. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” Upon the conversion of a Security, the Company will pay the cash and deliver the shares of Common Stock, if any, deliverable upon conversion in accordance with the terms of this Article 4, as promptly as practicable after the end of the Conversion Reference Period with respect to the converted Securities, but in no event later than three Business Days after the expiration of the Conversion Reference Period (such third Business Day marking the end of the “Conversion Settlement Period”). Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.
          (b) To the extent the Company elects to satisfy any of its conversion obligations through delivery of shares of Common Stock, the person in whose name such shares of Common Stock are issuable shall be deemed to be a holder of record of such Common Stock on the expiration of the Conversion Reference Period. As of the Conversion Date, such person shall no longer be a Holder of any Security converted on such Conversion Date. No payment will be made for dividends or distributions declared or made on shares of Common Stock issuable upon conversion of a Security prior to the issuance of such shares, and Holders will not be entitled to receive any dividends or distributions payable to holders of Common Stock as of any record date before the close of business on the Conversion Date; provided, however, that if any dividends or distributions are declared or made on shares of Common Stock between the Conversion Date and the expiration of the Conversion Reference Period, then upon the expiration of the Conversion Reference Period, the Holders of any shares of Common Stock issued upon conversion shall be entitled to such dividends or distributions with respect to the shares of Common Stock so issued.
          (c) Securities surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such corresponding Interest Payment Date on the principal amount of such Security then being converted; provided that no such payment need be made (i) if the Company has called Securities for redemption in accordance with Section 3.1 hereof on a Redemption Date that falls after a Regular Record Date for an Interest Payment Date and on or prior to the related Interest Payment Date, (ii) for conversions following the Regular Record Date immediately preceding the Final Maturity Date, (iii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, or (iv) to the extent of any overdue interest, if any overdue interest is payable at the time of conversion with respect to such Security. Except as otherwise provided in this Section 4.2, no payment or adjustment will be made for accrued interest on a converted Security.
          (d) Nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a Regular Record Date to receive the interest payable on such Security on the related Interest Payment Date in accordance with the terms of this Indenture and the Securities. If a Holder converts more than one Security at the same time, the amount of cash to be paid and the number of shares of Common Stock issuable upon the conversion, if any, (and the amount of any cash in lieu of fractional shares pursuant to Section 4.3) shall be based on the aggregate principal amount of all Securities so converted.

          (e) In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in an aggregate principal amount equal to, and in exchange for, the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such part is a multiple of $1,000 and the principal amount of such Security to remain outstanding after such conversion is equal to $1,000 or any multiple of $1,000 in excess thereof.
          SECTION 4.3. FRACTIONAL SHARES.
          The Company will not issue fractional shares of Common Stock upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares, if any, that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of any fractional shares, the Company will pay an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined (calculated to the nearest 1/10,000th of a share) by multiplying the Closing Price of the Common Stock on the Conversion Date by such fractional share and rounding the product to the nearest whole cent.
          SECTION 4.4. TAXES ON CONVERSION.
          If a Holder converts a Security, the Company shall pay any transfer, stamp or similar taxes or duties related to the issue or delivery of shares of Common Stock to the Holder upon such conversion. However, the Holder shall pay any such tax with respect to cash received in lieu of fractional shares. In addition, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.
          SECTION 4.5. COMPANY TO PROVIDE STOCK.
          (a) The Company shall from time to time as may be necessary reserve, out of its authorized but unissued Common Stock, or hold as treasury stock, a sufficient number of shares of Common Stock to permit the delivery of shares of Common Stock upon conversion of all outstanding Securities in accordance with Section 4.14.
          (b) Any shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or shares issued out of treasury stock, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim.
          (c) The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or other over-the-counter market or such other market on which the Common Stock is then listed or quoted;

provided, however, that if rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such exchange or automated quotation system at such time. Any Common Stock issued upon conversion of a Security hereunder which at the time of conversion was a Restricted Security will also be treated as a Restricted Security.
          SECTION 4.6. ADJUSTMENT OF CONVERSION RATE
          (a) The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company will not make any adjustment to the Conversion Rate if Holders of Securities participate, as a result of holding the Securities, in any of the transactions described under Section 4.6(a)(1) (but only with respect to stock dividends or distributions), Section 4.6(a)(2), Section 4.6(a)(3), and Section 4.6(a)(4), at the same time as holders of the Common Stock participate, without having to convert their Securities, as if such Holders held a number of shares of Common Stock equal to the Conversion Rate in effect for such Securities immediately prior to the Ex-Dividend Date for such event.
          1. If the Company, at any time or from time to time while any of the Securities are outstanding, exclusively issues shares of its Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, then the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1 OS0

where

CR0 =	The Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the opening of business on the effective date of such share split or combination, as applicable;

CR1 =	The Conversion Rate in effect immediately after the opening of business on such Ex-Dividend Date or such effective date;

OS0 =	The number of shares of Common Stock outstanding immediately prior to the opening of business on such Ex-Dividend Date or such effective date; and

OS1 =	The number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 4.6(a)(1) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.
          2. If the Company, at any time or from time to time while any of the Securities are outstanding, issues to all or substantially all holders of the Common Stock any rights or warrants entitling them for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Closing Prices of Common Stock for the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	OS0 + X OS0 + Y

where

CR0 =	The Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for such issuance;

CR1 =	The Conversion Rate in effect immediately after the opening of business on such Ex-Dividend Date;

OS0 =	The number of shares of Common Stock outstanding immediately prior to the opening of business on such Ex-Dividend Date;

X =	The total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y =	The number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Closing Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights or warrants.
To the extent such rights or warrants are not exercised prior to their expiration or termination, the Conversion Rate shall be readjusted to the Conversion Rate which would be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. For the purposes of this Section 4.6(a)(2), in determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Closing Prices of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate exercise price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on the exercise thereof, with the value of such consideration, if other than cash, as shall be determined in good faith by the Board of Directors.
          3. If the Company, at any time or from time to time while the Securities are outstanding, distributes shares of any class of capital stock of the Company, evidences of its indebtedness, other assets or property of the Company or rights or warrants to acquire the Company’s capital stock or other securities to all or substantially all holders of its Common Stock, excluding:
          (i) dividends or distributions and rights or warrants as to which an adjustment was effected pursuant to Section 4.6(a)(1) or Section 4.6(a)(2);
          (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 4.6(a)(4); and
          (iii) Spin-Offs to which the provisions set forth below in this Section 4.6(a)(3) shall apply; then the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	SP0 SP0 – FMV
where

CR0 =	The Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for such distribution;

CR1 =	The Conversion Rate in effect immediately after the opening of business on such Ex-Dividend Date;

SP0 =	The average of the Closing Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	The fair market value (as determined by the Board of Directors) of the shares of capital stock, evidences of indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.
Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 4.6(a)(3) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the Closing Prices of the Common Stock. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing adjustment, each Holder of Securities shall receive, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of securities and assets such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the Ex-Dividend Date for the distribution of the securities or assets.
With respect to an adjustment pursuant to this Section 4.6(a)(3) where there has been a payment of a dividend or other distribution on the Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit and such dividend or distribution is listed for trading on a securities exchange (a “Spin-Off”), in lieu of making the above adjustment set forth in this Section 4.6(a)(3) the Conversion Rate shall instead be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0 MP0
where

CR0 =	The Conversion Rate in effect immediately prior to the end of the Valuation Period (as defined below);

CR1 =	The Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0 =	The average of the Closing Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined for purposes of the definition of Closing Price as if such capital stock or similar equity interest were the Common Stock) over the first ten consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0 =	The average of the Closing Prices of Common Stock over the Valuation Period.
The adjustment to the Conversion Rate under the preceding paragraph will occur on the last day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references above to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.
For the purposes of this Section 4.6(a)(3) (and subject in all respects to Section 4.10), rights or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.6(a)(3), (and no adjustment to the Conversion Rate under this Section 4.6(a)(3), will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.6(a)(3), If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date of such deemed distribution (in which case the original rights or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders). In addition, in the event of any distribution or deemed distribution of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.6(a)(3) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, upon such final redemption or repurchase (x) the Conversion Rate shall be readjusted as if such rights or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights or warrants (assuming each such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.
For the purposes of this Section 4.6(a)(3) and subsections (1) and (2) of this Section 4.6(a), any dividend or distribution to which this Section 4.6(a)(3) applies which also includes one or both of:
(A)	a dividend or distribution of shares of Common Stock to which Section 4.6(a)(1) applies (the “Clause A Distribution”); and

(B)	a dividend or distribution of rights or warrants to which Section 4.6(a)(2) applies (the “Clause B Distribution”), then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.6(a)(3) applies (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 4.6(a)(3) with respect thereto shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.6(a)(1)and Section 4.6(a)(2) with respect thereto shall then be made, except that, if determined by the Company, (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the opening of business on such Ex-Dividend Date or such effective date” within the meaning of Section 4.6(a)(1) or “outstanding immediately prior to the opening of business on such Ex-Dividend Date” within the meaning of Section 4.6(a)(2).
          4. If the Company pays any cash dividend or distribution to all or substantially all holders of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	SP0 SP0 – C
where

CR0 =	The Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for such dividend or distribution;

CR1 =	The Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution;

SP0 =	The Closing Price of a share of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	The amount in cash per share the Company distributes to holders of Common Stock.
In the case of an adjustment pursuant to this Section 4.6(a)(4) such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for the relevant dividend or distribution. If the portion of the cash so distributed applicable to one share of the Common Stock is equal to or greater than the Closing Price of a share of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution, in lieu of the adjustment set forth above, adequate provision shall be made so that each Holder of Securities shall have the right to receive on the date on which such cash dividend or distribution is distributed to holders of Common Stock, for each $1,000 principal amount of Securities, the amount of cash such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution.
          5. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, and if and solely to the extent the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	AC + (SP1 × OS1) OS0 × SP1
where

CR0 =	The Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1 =	The Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading day next succeeding the date such tender or exchange offer expires;

AC =	The aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0 =	The number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1 =	The number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to, for the avoidance of doubt, the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =	The average of the Closing Prices of Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.
The adjustment to the Conversion Rate under this Section 4.6(a)(5) shall occur as of the close of business on the tenth Trading Day from, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the applicable Conversion Rate.
(b) In any case in which this Section 4.6 shall require that an adjustment be made following an Ex-Dividend Date, established for the purposes specified in this Section 4.6, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.9) giving effect to any such adjustment with respect to any Security converted after such Ex-Dividend Date; and, in lieu of any cash, property or securities the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such cash, property or securities. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the Ex-Dividend Date thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such Ex-Dividend Date had not occurred.
(c) For purposes of this Section 4.6, “Ex-Dividend Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the first date upon which the shares of Common Stock trade on the application exchange or applicable market (as is used to determine the Closing Price) regular way, without the right to receive such cash, security or other property.
          SECTION 4.7. NO ADJUSTMENT
          (a) Notwithstanding anything to the contrary in this Article 4, no adjustment to the Conversion Rate shall be made:
          1. upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

          2. upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;
          3. upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (2) above and outstanding as of the date the Securities were first issued;
          4. for a change in the par value of the Common Stock; or
          5. for accrued and unpaid interest on the Securities.
          (b) All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-ten-thousandth of a share, as the case may be.
          (c) Notwithstanding anything to the contrary in Section 4.6, in no event shall the Conversion Rate as adjusted in accordance with Section 4.6 exceed 28.1928 shares per $1,000 principal amount of Securities, other that on account of proportional adjustments to the Conversion Rate in the manner set forth in clauses (1)-(3) of Section 4.6(a).
          SECTION 4.8. ADJUSTMENT FOR TAX PURPOSES.
          The Company shall be entitled to make such increases in the Conversion Rate, in addition to those required by Section 4.6, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities, distributions of securities convertible into or exchangeable for stock or similar events hereafter made by the Company to its stockholders shall not be taxable to, or to diminish any income tax to, such stockholders.
          SECTION 4.9. NOTICE OF ADJUSTMENT.
          Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Indenture, the Company shall promptly deliver to Holders a notice of the adjustment in accordance with Section 11.2 and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.
          SECTION 4.10. NOTICE OF CERTAIN TRANSACTIONS.
          If otherwise than in connection with a Fundamental Change or a transaction that would result in a Conversion Rate adjustment under Section 4.1(i) hereof or a transaction for which the Company has delivered a Merger Notice in accordance with Section 4.1(c), in the event that:
          (a) the Company takes any action which would require an adjustment in the Conversion Rate;

          (b) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and stockholders of the Company must approve the transaction; or
          (c) there is a dissolution or liquidation of the Company,
the Company shall mail to Holders and file with the Trustee a notice stating the proposed record date or effective date, as the case may be. The Company shall mail such notice at least 10 days before such proposed record date or effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 4.10.
SECTION 4.11. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE ON CONVERSION PRIVILEGE.
          (a) If any of the following shall occur, namely: (1) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any other transaction or event for which an adjustment is provided in Section 4.6); (2) any statutory share exchange, consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (3) any sale or conveyance of all or substantially all the property and assets of the Company, directly or indirectly, to any person, in each case, as a result of which holders of the Company’s Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for the Company’s Common Stock, then the Company and any such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, statutory share exchange, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture to this Indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security based on the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, statutory share exchange, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock equal to the Conversion Rate of such Security immediately prior to such reclassification, change, combination, statutory share exchange, consolidation, merger, sale or conveyance (the “Reference Property.”) However, at and after the effective time of the transaction (x) the amount otherwise payable in cash upon conversion of the Securities as set forth in Section 4.14 will continue to be payable in cash, (y) the number of shares of Common Stock (if the Company does not elect to pay cash in lieu of all such shares) otherwise deliverable upon the conversion of the Securities as set forth in Section 4.14 will instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such transaction and (z) the daily Closing Price will be calculated based on the value of a unit of Reference Property that a holder of one share of Common Stock would have received in such transaction. If the transaction causes the Company’s Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Securities will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. Such supplemental indenture shall (i) specify the Conversion Rate immediately after such transaction, (ii) provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 4, (iii) set forth appropriate modifications to the means of determining the Conversion Value and settlement provisions specified in this Article 4 so as to be as nearly equivalent to such provisions as may be practicable and (iv) make such other modifications as are determined to be necessary to protect the interests of Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. If, in the case of any such consolidation, merger, combination, statutory share exchange, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, statutory share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4.11 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.
          (b) In the event the Company shall execute a supplemental indenture pursuant to this Section 4.11, the Company shall promptly file with the Trustee (1) an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by holders of the Company’s Common Stock in any such reclassification, change, combination, consolidation, merger, sale or conveyance, the adjustments to the Conversion Rate and other provisions of this Article 4 made in such supplemental indenture and any other adjustment to be made with respect thereto and that all conditions precedent have been complied with and (2) an Opinion of Counsel that all conditions precedent thereto and hereunder have been complied with, and shall promptly mail notice thereof to all Holders.
          SECTION 4.12. TRUSTEE’S DISCLAIMER.
          (a) The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.9. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 4.
          (b) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.11.

          SECTION 4.13. VOLUNTARY INCREASE.
          In addition to the increases in the Conversion Rate pursuant to Section 4.8, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 Business Days and if the increase is irrevocable during the period if the Board of Directors determines that such increase would be in the best interest of the Company and the Company provides 15 days prior notice of any increase in the Conversion Rate; provided, however, that in no event may the Company increase the Conversion Rate so that the adjusted Conversion Price would be less than the par value of a share of Common Stock.
          SECTION 4.14. PAYMENT OF CASH IN LIEU OF COMMON STOCK.
          (a) In lieu of delivery of shares of Common Stock in an amount equal to the Conversion Rate upon conversion of any Securities, Holders surrendering Securities for conversion shall receive for each $1,000 principal amount of Securities surrendered: (A) cash in an amount equal to the lesser of (1) $1,000 and (2) the Conversion Value; and (B) if the Conversion Value is greater than $1,000, a number of shares of the Company’s Common Stock equal to the sum of the Daily Share Amounts for each of the 20 consecutive Trading Days in the Conversion Reference Period (the “Remaining Shares”), subject to the Company’s right to deliver cash in lieu of all or a portion of such shares as set forth in Section 4.14(b). The Company will deliver such cash and any shares of Common Stock, together with any cash payable for fractional shares, to such Holder in accordance with Section 4.2 and Section 4.3.
          (b) The Company may elect to pay cash to the Holders of Securities surrendered for conversion in lieu of all or a portion of the Common Stock otherwise issuable pursuant to Section 4.14(a). In such event, on any day prior to the first Trading Day of the applicable Conversion Reference Period, the Company will specify a percentage of the Daily Share Amount that will be settled in cash (the “Cash Percentage”) and the amount of cash that the Company will pay in respect of each Trading Day in the applicable Conversion Reference Period will equal the product of: (1) the Cash Percentage, (2) the Daily Share Amount for such Trading Day and (3) the Closing Price of our Common Stock for such Trading Day (provided that after the consummation of a Fundamental Change in which the consideration is comprised entirely of cash, the amount used in this clause (3) will be the cash price per share received by holders of our Common Stock in such Fundamental Change). The number of shares that the Company shall deliver in respect of each Trading Day in the applicable Conversion Reference Period will be a percentage of the Daily Share Amount equal to 100% minus the Cash Percentage. Upon making a determination that a percentage of the Daily Share Amount will be settled in cash, the Company shall promptly provide notice to the Holders and Trustee of such determination in accordance with Section 11.2. If the Company does not specify a Cash Percentage by the start of the applicable Conversion Reference Period, the Company shall settle 100% of the Daily Share Amount for each Trading Day in the applicable Conversion Reference Period with shares of Common Stock; provided, however, that the Company shall pay cash in lieu of fractional shares otherwise issuable upon conversion of Securities in accordance with Section 4.3.
          (c) The Conversion Value, Daily Share Amounts, Closing Price, and the number of Remaining Shares to be issued and amount of cash to be paid in respect of the Remaining Shares will be determined by the Company at the end of the Conversion Reference Period. For the purposes of Sections 4.14(a) and (b), in the event that any of the Conversion Value, Daily Share Amounts, Closing Price, or the number of Remaining Shares to be issued and amount of cash to be paid in respect of the Remaining Shares is not calculable for all portions of the Conversion Reference Period or the calculations do not produce results consistent with the purpose of this provision, the Company’s Board of Directors shall in good faith determine the values and algorithms necessary to calculate the Conversion Value, Daily Share Amounts, and Closing Price, as applicable.

          SECTION 4.15. RIGHTS PLAN
          With respect to any rights (the “Rights”) that may be issued or distributed pursuant to any Company rights plan (a “Rights Plan”), upon conversion of the Securities, to the extent that such Rights Plan is in effect upon such conversion and to the extent the Company delivers shares of Common Stock upon conversion, the Holders of Securities will receive, with respect to such shares of Common Stock issued upon conversion, the Rights described therein (whether or not the Rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in and in accordance with any such Rights Plan. Any distribution of Rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to Section 4.6(a)(3). There will not be any adjustment to the Conversion Rate as the result of the issuance of any Rights, the distribution of separate certificates representing such Rights, the exercise or redemption of such Rights in accordance with any Rights Plan or the termination or invalidation of any Rights.
ARTICLE 5
COVENANTS
          SECTION 5.1. PAYMENT OF SECURITIES.
          (a) The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 11:00 a.m., New York City time, on that date money, deposited by or on behalf of the Company sufficient to pay the installment. Subject to Section 4.2 hereof, accrued and unpaid interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such Interest Payment Date at the office or agency of the Company maintained for such purpose. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal (including premium, if any) and overdue installments of interest at the rate borne by the Securities.
          (b) Payment of the principal of (and premium, if any) and interest on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be the Trustee) or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least 10 Business Days prior to the payment date. Notwithstanding the foregoing, with respect to any Securities registered in the name of a Depositary or its nominee, all payments thereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

          SECTION 5.2. SEC REPORTS.
          (a) The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to all applicable grace periods thereunder), and within 15 days after the same are required to be filed with the SEC (after giving effect to all applicable grace periods thereunder), the Company shall file copies of all such reports, information and other documents with the Trustee; provided that any such reports, information and documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) shall be deemed to be filed with the Trustee.
          (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
          SECTION 5.3. COMPLIANCE CERTIFICATES.
          The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2009), an Officers’ Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default. If such signer knows of such a default or Event of Default, the Officers’ Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 5.3, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.
          SECTION 5.4. FURTHER INSTRUMENTS AND ACTS.
          Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
          SECTION 5.5. MAINTENANCE OF CORPORATE EXISTENCE.
          Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
          SECTION 5.6. RULE 144A INFORMATION REQUIREMENT.
          Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(d), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the

Securities make available to such Holder or beneficial holder of Securities in connection with any sale thereof and any prospective purchaser of Securities designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and it will take such further action as any Holder or beneficial holder of such Securities may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.
          SECTION 5.7. STAY, EXTENSION AND USURY LAWS.
          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
          SECTION 5.8. ADDITIONAL INTEREST; RECEIPT OF REQUEST TO DELEGEND THE SECURITIES.
          If:
          (a) at any time during the six-month period beginning on, and including, the date which is six months after the last date on which any of the Securities are originally issued, (i) the Company fails to timely file any document or report that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than Current Reports on Form 8-K), or (ii) the Securities are not otherwise freely tradable by Holders other than Affiliates of the Company (as a result of restrictions pursuant to U.S. federal securities law or the terms of the Indenture or the Securities), or
          (b) commencing after any Holder has after the one-year anniversary of the last date on which any of the Securities are originally issued requested in writing the removal of the Legend on the Securities and the Legend has not been removed, or the Securities are not otherwise freely tradable by Holders other than Affiliates of the Company (without restrictions pursuant to U.S. securities law or the terms of the Indenture or the Securities) (each such event referred to in clauses (a) and (b), a “Restricted Transfer Default”), and the Company has not cured any such Restricted Transfer Default by the date that is 14 calendar days following the occurrence of such Restricted Transfer Default (such date, the “Restricted Transfer Triggering Date”), then the Company shall pay Additional Interest to all Holders of Securities. The Company shall pay Additional Interest on the Securities will accrue at a rate per annum equal to 0.25% of the principal amount of the Securities to but excluding the 90th day following such Restricted Transfer Triggering Date (or such earlier date on which the Restricted Transfer Default shall have been cured or waived) and at a rate per annum equal to 0.50% of the principal amount of the Securities from and after the 90th day following such Restricted Transfer Triggering Date while a Restricted Transfer Default is continuing until all Restricted Transfer Defaults have been cured or waived. Following the cure or waiver of all Restricted Transfer Defaults, the accrual of Additional Interest pursuant to this Section 5.8 shall cease and the interest rate shall revert the original rate.
Following the cure of all Restricted Transfer Defaults, the accrual of Additional Interest arising from Restricted Transfer Defaults will cease and the interest rate will revert to the original rate. Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Securities. Any Additional Interest paid pursuant to this Section 5.8 will be payable at the times and in the manner provided for the payment of regular interest in the Securities (and all references herein to “interest” shall include the Additional Interest provided for in this Section 5.8).
The Additional Interest that is payable as a result of the occurrence of a Restricted Transfer Default shall be in addition to, and not in lieu of, any Additional Interest that may be payable pursuant to Section 7.2(b).
          (c) If Additional Interest is payable by the Company pursuant to this Section 5.8 or Section 7.2(b), the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable, (ii) the reason why such Additional Interest is payable and (iii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.
          (d) If the Company shall receive a written request from a Holder to remove the Legend on the Securities one year after the last date on which any of the Securities are originally issued, the Company shall promptly notify the Trustee in writing in accordance with Section 11.2.
ARTICLE 6
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
          SECTION 6.1. COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.
          (a) The Company may not, without the consent of Holders, consolidate with, merge into or transfer all or substantially all of the Company’s assets unless:
          (1) either (A) the Company shall be the resulting or surviving corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease, all or substantially all of the properties and assets of the Company shall (i) be a corporation, limited liability company, partnership, trust or other business entity organized and existing under the laws of the United States of America or any State thereof and (ii) expressly assume the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant and provision of this Indenture and the Securities required on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article 4, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company’s assets;
          (2) at the time of giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and
          (3) if the Company will not be the resulting or surviving corporation, the Company shall have, at or prior to the effective date of such consolidation, merger or transfer, delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
          (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries of the Company (other than to the Company or another Subsidiary of the Company), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
          SECTION 6.2. SUCCESSOR SUBSTITUTED.
          Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 6.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under a supplemental indenture, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and Securities.
ARTICLE 7
DEFAULT AND REMEDIES
          SECTION 7.1. EVENTS OF DEFAULT.
          (a) An “Event of Default” shall occur if:
          (1) the Company fails to pay when due the principal of, or premium, if any, on any of the Securities at the Final Maturity Date, or upon a redemption or purchase pursuant to Article 3;

          (2) the Company fails to pay an installment of interest (including Additional Interest, if any) on any of the Securities that continues for 30 days after the date when due;
          (3) the Company fails to satisfy in full its conversion obligations following conversion of any Securities pursuant to Article 4 within the time periods contemplated by Section 4.2(a);
          (4) the Company fails to comply with its obligations under Article 6;
          (5) the Company fails to perform or observe any other term, covenant or agreement contained in the Securities or this Indenture for a period of 45 days after the Notice of Default specified below is given;
          (6) the Company fails to timely provide a Company Fundamental Change Notice when required by Section 3.7(d);
          (7) the Company fails to make any payment at the end of the applicable grace period, if any, after the maturity of any indebtedness for borrowed money with an aggregate principal amount then outstanding in excess of $15,000,000, whether such indebtedness now exists or shall hereafter be created, or there is an acceleration of indebtedness for borrowed money in an amount in excess of $15,000,000 because of a default with respect to such indebtedness, and such indebtedness, in either case, is not discharged, or such acceleration is not cured, waived, rescinded or annulled, within a period of 30 days after there shall have been given a Notice of Default, as defined below, requiring the Company to cause such indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled;
          (8) the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:
          (A) commences a voluntary case or proceeding;
          (B) consents to the entry of an order for relief against it in an involuntary case or proceeding;
          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property;
          (D) makes a general assignment for the benefit of its creditors;
          (E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or
          (F) consents to the filing of such a petition or the appointment of or taking possession by a Custodian; or
          (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding or adjudicates the Company or any Significant Subsidiary of the Company insolvent or bankrupt;
          (B) appoints a Custodian of the Company or any Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Significant Subsidiary of the Company; or
          (C) orders the winding up or liquidation of the Company or any Significant Subsidiary of the Company;
and in each case the order or decree remains unstayed and in effect for 60 consecutive days.
The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state or foreign law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
          (b) A default under clauses (5) or (7) of Subsection 7.1(a) is not an Event of Default until after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding written notice specifying such default (the “Notice of Default”), and the Company does not cure the default within the time specified in clauses (5) or (7) of Subsection 7.1(a) after receipt of such notice. The Notice of Default must specify the default, demand that it be remedied and state that the notice is a Notice of Default. When any default under this Section 7.1 is cured, it ceases.
          (c) The Company will deliver to the Trustee, within 5 Business Days of becoming aware of the occurrence of an Event of Default, written notice thereof. In addition, the Company shall deliver to the Trustee, within 10 days after it becomes aware of the occurrence thereof, written notice of any event which with the lapse of time would become an Event of Default under clause (5) or (7) of Subsection 7.1(a).
          The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder or unless it acquires actual knowledge of such Event of Default in the course of performing other duties pursuant to this Indenture.
          SECTION 7.2. ACCELERATION.
          (a) If an Event of Default (other than an Event of Default specified in clause (8) or (9) of Subsection 7.1(a) with respect to the Company) occurs and is continuing with respect to the Company, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare the principal amount, and all accrued and unpaid interest, if any, to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (8) or (9) of Subsection 7.1(a) occurs and is continuing with respect to the Company, the principal amount, and all accrued and unpaid interest, if any, of the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal, premium, if any and interest on the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 8.7 have been made. No such rescission shall affect any subsequent default or impair any right consequent thereto.
          (b) Notwithstanding any other provision in this Article 7, if the Company breaches its obligation to file or furnish reports or other financial information pursuant to Section 314(a) of the TIA or as required by Section 5.2 hereof, the Company may elect to pay Additional Interest on the Securities, which shall be the Holders’ sole and exclusive remedy for any such breach, and the Holders shall not have any immediate right under the Indenture to accelerate the maturity of the Securities as a result of any such breach, in each case, from the date of such breach to but not including the 180th day following such breach. The Company will pay Additional Interest to all Holders at a rate per annum equal to 0.25% of the principal amount of the Securities to but excluding the 90th day following such breach (or such earlier date on which the Event of Default relating to the reporting obligations referred to in this Section 7.2(b) shall have been cured or waived) and at a rate per annum equal to 0.50% per annum from the 90th day following such breach to but not including the 180th day following such breach (or such earlier date on which the Event of Default relating to the reporting obligations referred to in this Section 7.2(b) shall have been cured or waived). On such 180th day, such Additional Interest will cease to accrue (or earlier, if the Event of Default relating to the reporting obligations referred to in this Section 7.2(b) shall have been cured or waived prior to such 180th day) and, if the Event of Default is continuing on such 180th day, the Securities will be subject to acceleration as provided in Section 7.2(a). If the Company so elects, Additional Interest shall accrue on all Securities from and including the date on which such Event of Default first occurs until such violation is cured or waived. The provisions of this Section 7.2(b) will not affect the rights of the Holders in the event of the occurrence of any other Event of Default, and are separate and distinct from, and in addition to, the obligation of the Company to increase the interest rate of, and the amount of interest payable on, the Securities pursuant to Section 5.8. Any Additional Interest paid pursuant to this Section 7.2(b) will be payable at the times and in the manner provided for the payment of regular interest in the Securities (and all references herein to “interest” shall include the Additional Interest provided for in this Section 7.2(b)).
          If the Company elects to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure to comply with the reporting obligations referred to in this Section 7.2(b), the Company shall notify all Holders, the Trustee and Paying Agent of such election on or before the close of business on the business day immediately prior to the date on which such Event of Default would occur. If the Company fails to provide such notice or pay Additional Interest, the Securities will be immediately subject to acceleration as provided in Section 7.2(a).

          SECTION 7.3. OTHER REMEDIES.
          (a) If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
          (b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
          SECTION 7.4. WAIVER OF DEFAULTS AND EVENTS OF DEFAULT.
          Subject to Sections 7.7 and 10.2, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequences, except a default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any Security (other than any such nonpayment which has become due solely by a declaration of acceleration), a failure by the Company to satisfy its payment obligations upon conversion of any Security or any default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 10.2, cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases.
          SECTION 7.5. CONTROL BY MAJORITY.
          The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
          SECTION 7.6. LIMITATIONS ON SUITS.
          (a) A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal, premium, if any, interest, if any, or failure of the Company to satisfy its payment obligations upon conversion of any Security) unless:
          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;
          (2) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;
          (3) such Holder or Holders offer to the Trustee reasonable indemnity to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.
          (b) A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.
          SECTION 7.7. RIGHTS OF HOLDERS TO RECEIVE PAYMENT AND TO CONVERT.
          Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of and interest, if any, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 4 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.
          SECTION 7.8. COLLECTION SUIT BY TRUSTEE.
          If an Event of Default in the payment of principal or interest, if any, specified in clause (1) or (2) of Subsection 7.1(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal and accrued interest, if any, remaining unpaid, together with, to the extent that payment of such interest is lawful interest on overdue principal and overdue installments of interest in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
          SECTION 7.9. TRUSTEE MAY FILE PROOFS OF CLAIM.
          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.7, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
          SECTION 7.10. PRIORITIES.
          (a) If the Trustee collects any money pursuant to this Article 7, it shall pay out the money in the following order:
          (1) First, to the Trustee for amounts due under Section 9.7;
          (2) Second, to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and
          (3) Third, the balance, if any, to the Company.
          (b) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.
          SECTION 7.11. UNDERTAKING FOR COSTS.
          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 7.7, or a suit by Holders of more than 25% in aggregate principal amount of the Securities then outstanding.
ARTICLE 8
TRUSTEE
          SECTION 8.1. DUTIES OF TRUSTEE.
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
          (b) Except during the continuance of an Event of Default:
          (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture.
          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
          (1) this paragraph does not limit the effect of Subsection (b) of this Section 8.1;
          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.5.
          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.
Every provision of this Indenture that in any way relates to the Trustee is subject to Subsections (a), (b), (c) and (d) of this Section 8.1.
          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          SECTION 8.2. RIGHTS OF TRUSTEE.
          (a) Subject to Section 8.1:
          (1) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
          (2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 11.4(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion.
          (3) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
          (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
          (7) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
          (8) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.
          (9) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including, without limitation as Paying Agent, Registrar and Conversion Agent, and to each agent, custodian and other Person employed to act hereunder.
          SECTION 8.3. INDIVIDUAL RIGHTS OF TRUSTEE.
          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 8.10 and 8.11.
          SECTION 8.4. TRUSTEE’S DISCLAIMER.
          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities. It shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.
          SECTION 8.5. NOTICE OF DEFAULT OR EVENTS OF DEFAULT.
          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of all uncured defaults or Events of Default known to it within 90 days after it occurs. However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders, except in the case of a default or an Event of Default in payment of the principal of, or premium, if any, or interest on any Security when due or in the payment of any redemption or purchase obligation, or the Company’s failure to satisfy its conversion obligations.
          SECTION 8.6. REPORTS BY TRUSTEE TO HOLDERS.
          (a) If a report is required by TIA Section 313, within 60 days after each May 31, beginning with the May 31 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 31 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2) and (c).
          (b) A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and, to the extent required by the TIA, filed with the SEC, and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.
          SECTION 8.7. COMPENSATION AND INDEMNITY.
          (a) The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
          (b) The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 8.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), (including reasonable legal fees and expenses) incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement effected without its prior written consent, which shall not be unreasonably withheld.
          (c) The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence or bad faith.
          (d) To secure the Company’s payment obligations in this Section 8.7, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee. The obligations of the Company under this Section 8.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.
          (e) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (8) or (9) of Subsection 7.1(a) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.
          SECTION 8.8. REPLACEMENT OF TRUSTEE.
          (a) The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee if:
          (1) the Trustee fails to comply with Section 8.10;
          (2) the Trustee is adjudged a bankrupt or an insolvent;
          (3) a receiver or other public officer takes charge of the Trustee or its property; or
          (4) the Trustee becomes incapable of acting.
          (b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.
          (c) If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 25% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.
          (d) If the Trustee fails to comply with Section 8.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          (e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.
          (f) A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

          (g) Notwithstanding replacement of the Trustee pursuant to this Section 8.8, the Company’s obligations under Section 8.7 shall continue for the benefit of the retiring Trustee.
          SECTION 8.9. SUCCESSOR TRUSTEE BY MERGER, ETC.
          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 8.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.
          SECTION 8.10. ELIGIBILITY; DISQUALIFICATION.
          The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 8. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).
          SECTION 8.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.
          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
ARTICLE 9
SATISFACTION AND DISCHARGE OF INDENTURE
          SECTION 9.1. SATISFACTION AND DISCHARGE OF INDENTURE.
     (a) This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when
     (1) either
          (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 9.3) have been delivered to the Trustee for cancellation; or
          (B) all such Securities not theretofore delivered to the Trustee for cancellation,

          (i) have become due and payable,
          (ii) will become due and payable at the Final Maturity Date within one year, or
          (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company
     (2) and the Company has deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose of and in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Final Maturity Date or Redemption Date, as the case may be. In the event that the Company exercises its right to redeem the Securities as provided in Article 3, the Company shall have the right to withdraw its funds previously deposited with the Trustee or Paying Agent pursuant to the immediately preceding sentence;
     (3) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
     (4) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.
          (b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company with respect to the conversion privilege of the Securities pursuant to Article 4, the obligations of the Company to the Trustee under Section 8.7 and, if money shall have been deposited with the Trustee pursuant to clause (2) of Subsection 9.1(a), the provisions of Sections 2.3, 2.4, 2.5, 2.6, 2.7 and 2.12, Articles 3 and 4, the last paragraph of Section 5.2 and this Article 9, shall survive until the Securities have been paid in full.
          SECTION 9.2. APPLICATION OF TRUST MONEY.
          Subject to the provisions of Section 9.3, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 9.1 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities.
          SECTION 9.3. REPAYMENT TO COMPANY.
          (a) The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (1) deposited with them pursuant to Section 9.1 and (2) held by them at any time.
          (b) The Trustee and each Paying Agent shall, subject to applicable abandoned property laws, pay to the Company upon request any money held by them for the payment of principal or interest or upon conversion, redemption or purchase that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.
          SECTION 9.4. REINSTATEMENT.
          (a) If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 9.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.1 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 9.2; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.
          (b) If pursuant to the last sentence of Section 9.1(a)(2), the Company withdraws its previously deposited funds as a result of its exercise of its redemption right, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit has occurred pursuant to Section 9.1.
ARTICLE 10
AMENDMENTS, SUPPLEMENTS AND WAIVERS
          SECTION 10.1. WITHOUT CONSENT OF HOLDERS.
          (a) The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder for the purpose of:
          (1) adding to the Company’s covenants for the benefit of the Holders;
          (2) surrendering any right or power conferred upon the Company;
          (3) providing for conversion rights of Holders if any reclassification or change of Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s assets occurs in accordance with Article 4 or Article 6;
          (4) increasing the Conversion Rate, provided that the increase will not adversely affect the interests of Holders in any material respect;
          (5) complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (6) curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision contained in this Indenture; provided that such modification or amendment does not, in the good faith opinion of the Board of Directors and the Trustee, adversely affect the interests of the Holders in any material respect;
          (7) adding or modifying any other provisions which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders in any material respect; or
          (8) providing for uncertificated Securities in addition to the certificated Securities so long as such uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended.
          SECTION 10.2. WITH CONSENT OF HOLDERS.
          (a) The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding or by the adoption of a resolution at a meeting of Holders at which a quorum is present by at least a majority in aggregate principal amount of the Securities represented at the meeting. For purposes hereof, a Holder or Holders of at least a majority in aggregate principal amount of Securities then outstanding shall constitute a quorum. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Holder. However, notwithstanding the foregoing but subject to Section 10.4, without the written consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 7.4, may not:
          (1) change the maturity of the principal of or any installment of interest on, any Security, including any payment of Additional Interest, if any;
          (2) reduce the principal amount of, premium, if any, or the amount payable upon conversion pursuant to Article 4, or redemption or purchase pursuant to Article 3, with respect to any Security;
          (3) reduce the interest rate or interest, including any Additional Interest, with respect to any Security;
          (4) change the place or the currency of payment of principal of, premium, if any, or interest on any Security;
          (5) impair the right to institute suit for the enforcement of any payment on or with respect to, or conversion of, any Security;
          (6) modify the Company’s obligation to purchase Securities, including the time of payment, at the option of Holders or the Company’s right to redeem Securities, in a manner adverse to the Holders;

          (7) except as otherwise permitted or contemplated by provisions of this Indenture concerning corporate reorganizations, adversely affect the purchase option of Holders upon a Fundamental Change or the conversion rights of Holders;
          (8) reduce the percentage in aggregate principal amount of Securities outstanding necessary or the quorum requirements necessary to modify or amend this Indenture or to waive any past default.
          (b) After an amendment, supplement or waiver under this Section 10.2 becomes effective, the Company shall promptly mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
          SECTION 10.3. COMPLIANCE WITH TRUST INDENTURE ACT.
          Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.
          SECTION 10.4. REVOCATION AND EFFECT OF CONSENTS.
          (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.
          (b) After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (8) of Subsection 10.2(a). In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.
          SECTION 10.5. NOTATION ON OR EXCHANGE OF SECURITIES.
          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.
          SECTION 10.6. TRUSTEE TO SIGN AMENDMENTS, ETC.
          The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 10 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 8.1, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.
          SECTION 10.7. EFFECT OF SUPPLEMENTAL INDENTURES.
          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
ARTICLE 11
MISCELLANEOUS
          SECTION 11.1. TRUST INDENTURE ACT CONTROLS.
          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.
          SECTION 11.2. NOTICES.
          Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:
If to the Company, to:
Sybase, Inc.
One Sybase Drive
Dublin, California 94568
Attention: General Counsel
Facsimile No.: (925) 236-6824

with a copy to:
Paul, Hastings, Janofsky & Walker LLP
1117 S. California Avenue
Palo Alto, California 94304
Attention: Robert Claassen
Facsimile No.: (650) 320-1984
if to the Trustee, to:
U.S. Bank National Association
633 West Fifth Street, 24th Floor
LM-CA-T24T
Los Angeles, California 90071
Attn: Corporate Trust Services (Sybase, Inc. — 3.50% Convertible Senior Notes due 2029)
Facsimile No.: (213) 615-6197
          Such notices or communications shall be effective when received.
          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
          Any notice or communication mailed to a Securityholder shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.
          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
          SECTION 11.3. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.
          Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).
          SECTION 11.4. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.
          (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:
          (1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.
          (b) Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:
          (1) a statement that the person making such certificate or opinion has read such covenant or condition;
          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;
provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.
          SECTION 11.5. RECORD DATE FOR VOTE OR CONSENT OF SECURITYHOLDERS.
          The Company (or, in the event deposits have been made pursuant to Section 9.1, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than thirty (30) days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 10.4, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.
          SECTION 11.6. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR AND CONVERSION AGENT.
          The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.
          SECTION 11.7. LEGAL HOLIDAYS.
          A “Legal Holiday” is a Saturday or Sunday or a day on which state or federally chartered banking institutions in New York, New York are authorized or obligated to close. If a payment date is a

Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the record date shall not be affected.
          SECTION 11.8. GOVERNING LAW.
          This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.
          SECTION 11.9. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.
          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
          SECTION 11.10. NO RECOURSE AGAINST OTHERS.
          All liability described in paragraph 18 of the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.
          SECTION 11.11. SUCCESSORS.
          All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.
          SECTION 11.12. MULTIPLE COUNTERPARTS.
          The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.
          SECTION 11.13. SEPARABILITY.
          In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          SECTION 11.14. TABLE OF CONTENTS, HEADINGS, ETC.
          The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

Sybase, Inc.
By:	/s/ Daniel R. Carl
Name:	Daniel R. Carl
Title:	Vice President, General Counsel and Secretary

By:	/s/ Jeff G. Ross
Name:	Jeff G. Ross
Title:	Senior Vice President and Chief Financial Officer

U.S. Bank National Association, as Trustee
By:	/s/ Paula Oswald
Name:	Paula Oswald
Title:	Vice President

[Signature page to the Indenture]

EXHIBIT A
[FORM OF FACE OF SECURITY]
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.1
     THE OFFER AND SALE OF THIS SECURITY AND ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

[1]	These paragraphs should be included only if the Security is a Global Security.

[2]	These paragraphs to be included only if the Security is a Restricted Security.

     THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH SYBASE, INC. OR ANY AFFILIATE OF SYBASE, INC. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO SYBASE, INC. OR ANY PARENT OR SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF SYBASE, INC. AND THE TRUSTEE’S PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.2

SYBASE, INC.
3.50% CONVERTIBLE SENIOR NOTES DUE 2029

No.	CUSIP: [ ]*
     Sybase, Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to                                                                , or registered assigns, the principal sum of                                             Dollars ($                    ) on August 15, 2029 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security].3
Interest Payment Dates: February 15 and August 15.
Regular Record Dates: February 1 and August 1.
     This Security is convertible as specified on the other side of this Security. Additional provisions of this Security are set forth on the other side of this Security.
SIGNATURE PAGE FOLLOWS

*	Insert if the Security is a Global Security

[3]	This phrase should be included only if the Security is a Global Security.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Sybase, Inc.
By:
Name:
Title:

By:
Name:
Title:

Dated:
Trustee’s Certificate of Authentication: This is one of the
Securities referred to in the within-mentioned Indenture.
U.S. Bank National Association,
as Trustee
By:
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]
SYBASE, INC.
3.50% Convertible Senior Notes Due 2029
1. INTEREST
          Sybase, Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 3.50% per annum. The Company shall pay interest semiannually on February 15 and August 15 of each year, commencing February 15, 2010. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 4, 2009; provided, however, that if there is not an existing default in the payment of interest and if this Security is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Any reference herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable on such date as provided in the Indenture (as defined below).
          No sinking fund is provided for the Securities.
2. METHOD OF PAYMENT
          The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on February 1 or August 1, as the case may be, (each, a Regular Record Date) next preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal of (and premium, if any) and interest in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least 10 Business Days prior to the payment date. The Company may mail an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.
3. PAYING AGENT, REGISTRAR AND CONVERSION AGENT
          Initially, U.S. Bank National Association (the “Trustee”, which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Affiliates may, subject to certain limitations set forth in the Indenture, act as Paying Agent, Conversion Agent or Registrar.

4. INDENTURE, LIMITATIONS
          This Security is one of a duly authorized issue of Securities of the Company designated as its 3.50% Convertible Senior Notes due 2029 (the “Securities”), issued under an Indenture dated as of August 4, 2009 (together with any supplemental indentures thereto, the “Indenture”), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them.
          The Securities are unsubordinated unsecured obligations of the Company limited to $400,000,000 aggregate principal amount. The Indenture does not limit the ability of the Company to incur other debt, secured or unsecured.
5. OPTIONAL REDEMPTION
          Prior to August 20, 2014, this Security shall not be redeemable. The Company may, at its option, redeem the Securities on or after August 20, 2014, in whole, or from time to time in part (in multiples of $1,000), at a Redemption Price in cash equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date; provided that if the Redemption Date falls after a Regular Record Date and on or before an Interest Payment Date, then the interest will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date and such interest shall not be payable as part of the Redemption Price. Securities or portions of Securities called for redemption shall be convertible by the Holder until the close of business on the Business Day prior to the Redemption Date.
6. NOTICE OF REDEMPTION
          Notice of redemption, as set forth in Section 3.3 of the Indenture, will be given in accordance with Section 11.2 of the Indenture at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, interest shall cease to accrue on Securities or portions thereof called for redemption.
7. PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE
          At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or a multiple of $1,000 in excess thereof) of the Securities held by such Holder on the date that is specified by the Company and is not less than 20 or more than 35 calendar days following the date of the Company Fundamental Change Notice, at a Fundamental Change Purchase Price in cash equal to 100% of the principal amount thereof together with any accrued interest up to, but excluding, the Fundamental Change Purchase Date; provided, however, if the Fundamental Change Purchase Date is an Interest Payment Date, then interest on the Securities shall be payable to the Holders in whose name the Securities are registered at the close of business on the Regular Record Date and such interest shall not be payable as part of the Fundamental Change Purchase Price. The Holder shall have the right to withdraw any Fundamental Change Purchase Notice (in whole or in a portion thereof that is $1,000 or a multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.
8. PURCHASE OF SECURITIES AT OPTION OF HOLDER ON SPECIFIED DATES
          At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or a multiple of $1,000 in excess thereof) of the Securities held by such Holder on the applicable Put Right Purchase Date at the applicable Put Right Purchase Price. The Holder shall have the right to withdraw any Put Right Purchase Notice (in whole or in a portion thereof that is $1,000 or a multiple of $1,000 in excess thereof) at any time prior to the close of business on the Put Right Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.
9. CONVERSION
          Subject to and upon compliance with the provisions of the Indenture and upon the occurrence of the events specified in the Indenture, a Holder may surrender for conversion any Security that is $1,000 principal amount or multiples thereof. In lieu of receiving shares of the Company’s Common Stock, a Holder will receive, for each $1,000 principal amount of Securities surrendered for conversion:
•	cash in an amount equal to the lesser of (1) $1,000 and (2) the Conversion Value, as defined in the Indenture; and

•	if the Conversion Value is greater than $1,000, a number of shares of the Company’s Common Stock, equal to the sum of the Daily Share Amounts, as defined in the Indenture, for each of the 20 consecutive Trading Days in the Conversion Reference Period, as defined in the Indenture, subject to the Company’s right to deliver cash in lieu of all or a portion of such shares as described in the Indenture.
10. ADJUSTMENT TO CONVERSION RATE UPON CERTAIN FUNDAMENTAL CHANGES
          In the event of certain Fundamental Changes, as specified in the Indenture, the Company will increase the Conversion Rate, as defined in the Indenture, as to Securities converted in connection with the Fundamental Change or, in lieu thereof, the Company may elect to adjust the Conversion Rate and the related conversion obligation so that the Securities are convertible into shares of the acquiring or surviving company, in each case as described in the Indenture.
11. DENOMINATIONS, TRANSFER, EXCHANGE
          The Securities are in registered form, without coupons, in denominations of $1,000 and multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.
12. PERSONS DEEMED OWNERS
          The Holder of a Security may be treated as the owner of it for all purposes.
13. UNCLAIMED MONEY
          If money for the payment of principal or interest or upon conversion, redemption or purchase remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.
14. AMENDMENT, SUPPLEMENT AND WAIVER
          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.
15. SUCCESSOR ENTITY
          When a successor Person assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor Person (except in certain circumstances specified in the Indenture) shall be released from those obligations.
16. DEFAULTS AND REMEDIES
          Under the Indenture, an Event of Default includes:

               (1) the failure of the Company to pay when due the principal of, or premium, if any, on any of the Securities at the Final Maturity Date, or upon a redemption or purchase pursuant to Article 3 of the Indenture;
               (2) the failure of the Company to pay an installment of interest (including Additional Interest, if any) on any of the Securities that continues for 30 days after the date when due;
               (3) the failure of the Company to satisfy in full its conversion obligations following conversion of any Securities pursuant to Article 4 of the Indenture within the time periods contemplated by Section 4.2(a) of the Indenture;
               (4) the failure of the Company to comply with its obligations under Article 6 of the Indenture;
               (5) the failure of the Company to perform or observe any other term, covenant or agreement contained in the Securities or the Indenture for a period of 45 days after the Notice of Default specified below is given;
               (6) the failure of the Company to timely provide a Company Fundamental Change Notice when required by Section 3.7(d) of the Indenture;
               (7) the failure of the Company to make any payment at the end of the applicable grace period, if any, after the maturity of any indebtedness for borrowed money with an aggregate principal amount then outstanding in excess of $15,000,000, whether such indebtedness now exists or shall hereafter be created, or there is an acceleration of indebtedness for borrowed money in an amount in excess of $15,000,000 because of a default with respect to such indebtedness, and such indebtedness, in either case, is not discharged, or such acceleration is not cured, waived, rescinded or annulled, within a period of 30 days after there shall have been given a Notice of Default, as defined below, requiring the Company to cause such indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled;
               (8) the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case or proceeding, (B) consents to the entry of an order for relief against it in an involuntary case or proceeding, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, (E) files a petition in bankruptcy or answer or consent seeking reorganization or relief, or (F) consents to the filing of such a petition or the appointment of or taking possession by a Custodian; or
               (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding or adjudicates the Company or any Significant Subsidiary of the Company insolvent or bankrupt, (B) appoints a Custodian of the Company or any Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Significant Subsidiary of the Company, or (C) orders the winding up or liquidation of the Company or any Significant Subsidiary of the Company;
and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

          If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company or, in certain circumstances, the Company’s obligation to file or furnish reports or other financial information pursuant to Section 314(a) of the TIA or as required by Section 5.2 of the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may declare all unpaid principal to the date of acceleration on the Securities then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. Such declaration must be made via written notice by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, which notice must specify the default and state that the notice is a Notice of Default (the “Notice of Default”). If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, unpaid principal of the Securities then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Notwithstanding the foregoing, if the Company breaches its obligation to file or furnish reports or other financial information pursuant to Section 314(a) of the TIA or as required by Section 5.2 of the Indenture, the Company may elect to pay Additional Interest on the Securities, which shall be the Holders’ sole and exclusive remedy for any such breach, and the Holders shall not have any immediate right under the Indenture to accelerate the maturity of the Securities as a result of any such breach, in each case, from the date of such breach to, but not including, the 180th day following such breach. The Company will pay such Additional Interest to all Holders at a rate per annum equal to 0.25% of the principal amount of the Securities to but excluding the 90th day following such breach (or such earlier date on which the Event of Default relating to the reporting obligations referred to in this Section shall have been cured or waived) and at a rate per annum equal to 0.50% per annum from the 90th day following such breach to, but not including, the 180th day following such breach (or such earlier date on which the Event of Default relating to the reporting obligations referred to in this Section shall have been cured or waived). On such 180th day, such Additional Interest will cease to accrue (or earlier, if the Event of Default relating to the reporting obligations referred to in this Section shall have been cured or waived prior to such 180th day) and, if the Event of Default is continuing on such 180th day, the Securities will be subject to acceleration as otherwise provided herein. Any Additional Interest paid pursuant to this Section will be payable at the times and in the manner provided for the payment of regular interest in the Securities.
          Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.
17. TRUSTEE DEALINGS WITH THE COMPANY
          U.S. Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or any Affiliate of the Company, and may otherwise deal with the Company or any Affiliate of the Company, as if it were not the Trustee.

18. NO RECOURSE AGAINST OTHERS
          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.
19. AUTHENTICATION
          This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.
20. ABBREVIATIONS AND DEFINITIONS
          Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).
          All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.
21. INDENTURE TO CONTROL; GOVERNING LAW
          In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security shall be governed by, and construed in accordance with, the laws of the State of New York.
          The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Sybase, Inc., One Sybase Drive, Dublin, California 94568, (925) 236-5000, Attention: General Counsel.

ASSIGNMENT FORM
     To assign this Security, fill in the form below:
     I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:
Date:

(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE
     To convert this Security, check the box: ☐
     To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a multiple of $1,000): $                    .
     If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
Please make payment of amounts due after conversion to:

Name:

Address:

Wire transfer instructions (if more than $2,000,000 of Securities are being converted and Holder wishes to receive payment by wire transfer):

Your Signature:
Date:

(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

OPTION TO ELECT PURCHASE
UPON A FUNDAMENTAL CHANGE
To: Sybase, Inc.
     The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Sybase, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Fundamental Change Purchase Price to the registered Holder hereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17 Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be redeemed (in a multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

OPTION TO ELECT PURCHASE
ON SPECIFIED DATES
To: Sybase, Inc.
     The undersigned hereby requests and instructs Sybase, Inc. to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or a multiple thereof) below designated, on                      in accordance with the terms of the Indenture referred to in this Security at the Put Right Purchase Price to the registered Holder hereof.

Dated:

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17 Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be redeemed (in a multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

SCHEDULE OF EXCHANGES OF SECURITIES3
     The following exchanges, purchase, redemptions, purchases or conversions of a part of this global Security have been made:

Principal Amount
of this Global Note	Authorized		Amount of
Following Such	Signatory of	Amount of Decrease in	Increase in
Decrease Date	Securities	Principal Amount	Principal Amount
of Exchange (or Increase)	Custodian	of this Global Note	of this Global Note

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
OF TRANSFER OF RESTRICTED SECURITIES3

Re:	3.50% Convertible Senior Notes due 2029 (the “Securities”) of Sybase, Inc.
     This certificate relates to $                     principal amount of Securities owned in (check applicable box)
     ☐ book-entry or      ☐ definitive form by                      (the “Transferor”).
     The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.
     In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.12 of the Indenture dated as of August 4, 2009 between Sybase, Inc. and U.S. Bank National Association, as trustee (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):
☐	Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

☐	Such Security is being acquired for the Transferor’s own account, without transfer.

☐	Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

☐	Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

☐	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

☐	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

     The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a global Note which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A).

Date:
(Insert Name of Transferor)